Delaware	PAGE 1
The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC”, CHANGING ITS NAME FROM “COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC” TO “GROSVERNOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 2009, AT 1:36 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JANUARY, A.D. 2010.

3532016 8100	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
091137118	AUTHENTICATION: 7723192

You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE: 12-28-09

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:36 PM 12/24/2009

FILED 01:36 PM 12/24/2009

SRV 091137118 — 3532016 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

Columbia Management Multi-Strategy Hedge Fund, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company formed hereby is Grosvenor Registered Multi-Strategy Master Fund, LLC

3.	This Certificate of Amendment of Certificate of Formation is effective on January 1, 2010.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24 day of December, A.D. 2009.

By:	/s/ Karen Spiegel
Authorized Person(s)

Name:	Karen Spiegel Authorized Person
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